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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement No. 333-156927 on Form S-4 of our reports dated November 20, 2008, relating to (i) the consolidated and combined financial statements of Tyco Electronics Ltd. and subsidiaries (which report expresses an unqualified opinion on the financial statements and financial statement schedule and includes explanatory paragraphs referring to a) related party transactions with Tyco International Ltd. and allocations of corporate overhead, net class action settlement costs, other expenses, debt and related interest expense from Tyco International which may not be reflective of the actual level of costs or debt which would have been incurred had Tyco Electronics operated as a separate entity apart from Tyco International, b) the adoption of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109, c) the adoption of Statement of Financial Accounting Standards No. 158, Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106, and 132(R), in 2007 and d) certain guarantee commitments with Tyco International and Covidien Ltd.) and (ii) the effectiveness of Tyco Electronics Ltd. and subsidiaries' internal control over financial reporting (which report expresses an adverse opinion on the effectiveness of Tyco Electronics Ltd.'s internal control over financial reporting because of a material weakness) appearing in the Annual Report on Form 10-K/A of Tyco Electronics Ltd. and subsidiaries for the year ended September 26, 2008, and to the reference to us under the heading "Experts" in the proxy statement/prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania
March 25, 2009

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM